AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1998
                                                     REGISTRATION NO.  ________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                            BENJAMIN MOORE & CO.
           (Exact name of registrant as specified in its charter)

             NEW JERSEY                                 13-5256230
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                           51 CHESTNUT RIDGE ROAD
                         MONTVALE, NEW JERSEY 07645
           (Address of registrant's principal executive offices)

                            BENJAMIN MOORE & CO.
                         1998 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                              JOHN T. RAFFERTY
                       SECRETARY AND GENERAL COUNSEL
                            BENJAMIN MOORE & CO.
                           51 CHESTNUT RIDGE ROAD
                         MONTVALE, NEW JERSEY 07645
                               (201) 573-9600
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE

================================================================================
                                         Proposed
                            Amount to    Maximum       Proposed
                               be        Offering       Maximum     Amount of
   Title of Securities     Registered   Price Per      Aggregate   Registration
    to be Registered           (1)      Share (2)   Offering Price     Fee
================================================================================

Common Stock, par value      400,000      $83.56     $33,424,000    $9,860.08
$10.00 (1)                   shares

================================================================================

(1) If as a result of stock splits, stock dividends or similar transactions, the number of shares of Common Stock purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based upon the current fair value of the Common Stock of Benjamin Moore & Co., as of April 24, 1998, a date within five business days of the date on which this registration statement is being filed.


                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     The following documents, which have been filed by Benjamin Moore & Co. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997;

          (b) The description of the common stock of the Company, $10 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated April 23, 1979, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) The Amendment on Form 8 to the Registration Statement on Form 8-A dated November 19, 1990, filed with the Commission pursuant to
     Section 12(g) of the Exchange Act.

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Item 4.   Description  of Securities

               Not  Applicable.

     Item 5.   Interests of Named Experts and Counsel

          Certain legal matters with respect to the shares of Common Stock issued pursuant to the Plan will be passed upon for the Company by John T. Rafferty, who is the Company's Secretary and General Counsel.

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Item 6.   Indemnification of Directors and Officers

          Under the Company's Bylaws, as amended, the Company is required to indemnify each of the Company's directors, officers and employees to the full extent permitted under New Jersey law as in effect from time to time. The Bylaws provide a right to indemnification for expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including a lawsuit brought by a shareholder on behalf of the Company) by reason of the fact that such person is or was serving as a director, officer or employee of the Company or, at the request of the Company, was serving as a director, officer or agent of another corporation or other entity, e.g., a trade association, a joint venture or an employee benefit plan. The Bylaws also provide for the Company to advance expenses upon receipt of an undertaking of the individual to repay the amount of the advance unless he or she is ultimately entitled to be indemnified. The right to indemnification is a contract right, enforceable against the Company with respect to any act or omission which occurs while it is in effect, even if the Bylaw is not in effect when the claim for indemnification is made.

          Under current New Jersey law, the Company is required to indemnify a director, officer or employee for expenses to the extent that he or she has been successful on the merits or otherwise in any legal proceeding, and such law enables a corporation to indemnify for expenses and liabilities irrespective of the outcome, as follows: (i) in a civil proceeding, other than by or in the right of the corporation, if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in a criminal proceeding, if the individual had not reasonable cause to believe his or her conduct was unlawful. With respect to a civil proceeding by or in the right of the corporation, New Jersey law permits indemnification for expenses if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification may be provided in respect of any claim, issue or matter as to which an individual has been found liable to the corporation for negligence or misconduct, unless an appropriate court determines that in view of all the circumstances the individual is fairly and reasonably entitled to indemnification for expenses.

          The  language  of  the  Company's   Bylaws  will   automatically
implement   future   statutory   revisions  of  the  scope  of  permissible
indemnification of directors, officers and employees.

          The Company's Restated Certificate of Incorporation, as amended, provides that directors and officers shall not be personally liable for damages to the Company and its shareholders for breach of any duty owed to the Company or its shareholders to the full extent from time to time permitted by New Jersey law. Currently, such law permits such a limitation provided the elimination of liability is not based upon an act or omission
(a) in breach of such person's duty of loyalty to the company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No subsequent amendment to the Company's Restated Certificate of Incorporation or repeal of this provision shall adversely affect any right or protection of a director or officer of the Company existing at the time of such amendment or repeal. Since the provision of the Restated Certificate of Incorporation specifies that it affords the maximum protection from liability from time to time permitted by law, any future changes in the law increasing such protections will become effective immediately without shareholder approval.

          The Company maintains indemnity insurance for its officers and directors, insuring them against (i) expenses incurred by them in certain legal proceedings and (ii) certain liabilities asserted against them in their capacities as officers and/or directors of the Company and its subsidiaries in connection with offerings of stock to its employees.

     Item 7.   Exemption from Registration Claimed

               Not Applicable.

     Item 8.    Exhibits

Exhibit No.                                 Description of Exhibit
-----------                                 ----------------------

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) of the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 - Registration No. 2-62626).

                    Reference is made to the information set forth under the caption "Amendment of the Restated Certificate of Incorporation" at pages 10 and 11 of the Company's Proxy Statement dated March 22, 1985, for use in connection with its 1985 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Limitation of Liability of Directors and Officers to the Maximum Extent Permitted by New Jersey Law" at pages 10, 11, 12 and 13 of the Company's Proxy Statement dated March 28, 1988, for use in connection with its 1988 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Amendment of the Restated Certificate of Incorporation" at pages 11 and 12 of the Company's Proxy Statement dated March 21, 1989, for use in connection with its 1989 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Amendment of the Certificate of Incorporation" at pages 15, 16 and 17 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) of the Company's Registration Statement under the Securities Act, on Form S-1 - Registration No. 2-62626).

                    Reference is made to the information set forth under the caption "Indemnification of Directors, Officers and Employees" at pages 13 and 14 of the Company's Proxy Statement dated March 28, 1988, for use in connection with its 1988 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Approval of Amendments of the Company Bylaws" at pages 17 and 18 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

4.3                 Benjamin Moore & Co. 1998 Stock Incentive Plan.

5 Opinion of counsel as to the legality of the securities being registered.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of John T. Rafferty (included in Exhibit 5).

24                  Powers of Attorney (included herein on pages 6-7).

     Item 9.   Undertakings The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, State of New Jersey, on April 27, 1998.

                                BENJAMIN MOORE & CO.



                                By:  /s/ Yvan Dupuy
                                     -------------------------------------
                                     Yvan Dupuy
                                     President and Chief Operating Officer


                             POWERS OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Roob and Yvan Dupuy, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant  to  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----

/s/ Richard Roob
---------------------------  Chairman of the Board of         April 27, 1998
Richard Roob                 Directors and Chief
                             Executive Officer;
                             (Principal Executive
                             Officer; Acting Principal
                             Financial Officer);
                             Director

/s/ Yvan Dupuy
---------------------------
Yvan Dupuy                   President and Chief               April 27, 1998
                             Operating Officer; Director

/s/ Edward G. Klein
---------------------------  Corporate Controller              April 27, 1998
Edward G. Klein

/s/ Benjamin M. Belcher, Jr.
---------------------------  Director                       February 10, 1998
Benjamin M. Belcher, Jr.

/s/ W. C. Belcher
---------------------------  Director                       February 10, 1998
Ward C. Belcher

/s/ Charles H. Bergmann, Jr.
---------------------------  Director                       February 10, 1998
Charles H. Bergmann, Jr.

/s/ F. J. Costello
---------------------------  Director                       February 10, 1998
Frederick J. Costello

/s/ R. J. Hodgson
---------------------------  Director                       February 10, 1998
Robert J. Hodgson

/s/ G. W. Moore
---------------------------  Director                       February 10, 1998
Gerald W. Moore

/s/ John C. Moore, Jr.
---------------------------  Director                       February 10, 1998
John C. Moore, Jr.


---------------------------  Director                       ___________, 1998
Robert H. Mundheim

/s/ Charles C. Vail
---------------------------  Director                       February 10, 1998
Charles C. Vail

/s/ Ward B. Wack
---------------------------  Director                       February 10, 1998
Ward B. Wack

/s/ Sara B. Wardell
---------------------------  Director                       February 10, 1998
Sara B. Wardell

/s/ M. C. Workman
---------------------------  Director                       February 10, 1998
Maurice C. Workman



                               EXHIBIT INDEX


Exhibit No.                 Description of Exhibit                      Page
-----------                 ----------------------                      ----

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) of the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 - Registration No. 2-62626).

                    Reference is made to the information set forth under the caption "Amendment of the Restated Certificate of
                    Incorporation" at pages 10 and 11 of the Company's Proxy Statement dated March 22, 1985, for use in connection with its 1985 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Limitation of Liability of Directors and Officers to the Maximum Extent Permitted by New Jersey Law" at pages 10, 11, 12 and 13 of the Company's Proxy Statement dated March 28, 1988, for use in connection with its 1988 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Amendment of the Restated Certificate of
                    Incorporation" at pages 11 and 12 of the Company's Proxy Statement dated March 21, 1989, for use in connection with its 1989 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Amendment of the Certificate of Incorporation" at pages 15, 16 and 17 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

4.2                 Bylaws of the Company (incorporated
                    herein by reference to Exhibit 3(b) of
                    the Company's Registration Statement
                    under the Securities Act, on Form S-1 -
                    Registration No. 2-62626).

                    Reference is made to the information set forth under the caption "Indemnification of Directors, Officers and Employees" at pages 13 and 14 of the Company's Proxy Statement dated March 28, 1988, for use in connection with its 1988 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

                    Reference is made to the information set forth under the caption "Approval of Amendments of the Company Bylaws" at pages 17 and 18 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

4.3                 Benjamin Moore & Co. 1998 Stock
                    Incentive Plan.

5 Opinion of counsel as to the legality of the securities being registered.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of John T. Rafferty (included in
                    Exhibit 5).

24                  Powers of Attorney (included herein on
                    pages 6-7).